UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2006

BNCCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26290	45-0402816
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main, Bismarck, North Dakota      58501

                (Address of principal executive offices)(Zip Code)

(701) 250-3040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Agreement

Appointment of Lead Director

On October 25, 2006, the Company’s Board of Directors appointed Mark W. Sheffert to serve as lead director following the recommendation of its Nominating Committee. The Board determined that for service as lead director, a director will receive an additional cash retainer of $6,000 per year.

Employment Agreement

On October 25, 2006, the Company’s wholly-owned subsidiary, BNC Insurance Services, Inc. (“BNC Insurance”), entered into an amended and restated employment agreement with Richard W. Milne, Jr., the President of BNC Insurance. Upon execution, the employment agreement became effective as of October 1, 2006.

Mr. Milne’s employment agreement provides for a term expiring on September 30, 2010 and a minimum annual base salary of $300,000. In addition, Mr. Milne will be eligible to earn an annual incentive bonus on the same basis and subject to the same requirements and limitations applicable to other senior executive employees of BNC Insurance.

If Mr. Milne terminates his employment within 180 days following certain defined change in control events due to either a material reduction in his authority, duties or responsibilities or having his place of employment transferred to a location more than 20 miles from his current place of employment, he would be entitled to an amount in cash equal to two times the sum of (i) his annual base salary and (ii) the average of the annual bonuses paid or payable to him for the three preceding fiscal years. This payment would be made in one lump sum within 30 days following the termination of his employment.

Mr. Milne’s employment agreement contains provisions that restrict him from using or disclosing confidential information and from soliciting or interfering with certain business and employee relationships of BNC Insurance for a period of two years following the date of termination of his employment.

A copy of the employment agreement is attached as Exhibit 10.1 and incorporated by reference herein.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 25, 2006, upon the recommendation of its Nominating Committee, the Company’s Board of Directors elected Stephen H. Roman as a director to fill an existing vacancy. Mr. Roman’s term as a director will expire at the Company’s 2007 annual meeting of stockholders.

Mr. Roman has not been appointed to serve on any Board committees. There is no arrangement or understanding between Mr. Roman and any other person pursuant to which he was selected as a director.  There are no relationships between Mr. Roman and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Roman’s election is attached as Exhibit 99.1 and incorporated by reference herein.

Item 8.01.	Other Events

On October 25, 2006, upon the recommendation of its Nominating Committee, the Company’s Board of Directors appointed Mark W. Sheffert as its lead director.

A copy of the press release announcing Mr. Sheffert’s appointment is attached as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.
10.1	Amended and Restated Employment Agreement, effective as of October 1, 2006, between BNC Insurance, Inc. and Richard W. Milne, Jr.
99.1	Press release issued by BNCCORP, INC., dated October 26, 2006.
99.2	Press release issued by BNCCORP, INC., dated October 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BNCCORP, INC.

By:	/s/ Gregory K. Cleveland
Gregory K. Cleveland President and Chief Executive Officer

Date: October 27, 2006

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